                                                             RFS NO.: 329.00-011

                                    CONTRACT
                                  BETWEEN THE
                  STATE OF TENNESSEE, DEPARTMENT OF CORRECTION
                                      AND
                               MHM SERVICES, INC.


         THIS CONTRACT, by and between the State of Tennessee, Department of Correction, hereinafter referred to as the "State" and MHM SERVICES, INC. hereinafter referred to as the "Contractor", is for the provision of mental health services as further defined in the "SCOPE OF SERVICES" below.

         WHEREAS, the State provides mental health services to the inmate population confined within twenty-one (21) Tennessee correctional facilities. It is projected that there will be twenty-two (22) TDOC facilities operational by June 1998. These facilities are located in the East, Middle, and West Regions of Tennessee and are as follows:

             EAST                                     MIDDLE                                    WEST
           REGION 1                                  REGION 2                                 REGION 3
    *Brushy Mountain State                      *Middle Tennessee                     *Cold Creek Correctional
         Penitentiary                            Reception Center                             Facility
   *Carter County Work Camp                *Nashville Community Service                *Lake County Regional
    *Chattanooga Community                            Center                           Correctional Facility
        Service Center                     *Riverbend Maximum Security            *Mark Luttrell Reception Center
 *Knoxville Community Service                      Institution                      *Northwest Correction Center
            Center                       *Turney Center Industrial Prison             *Wayne County Boot Camp
   *Morgan County Regional                           and Farm                           *West Tennessee High
     Correctional Center                   *Tennessee Prison for Women                   Security Facility
*Northeast Correctional Center            *Tennessee Correction Academy             *Lauderdale County Facility
  *Southeast Tennessee State               *Tennessee Correctional Work              (ANTICIPATED CONSTRUCTION
Regional Correctional Facility                        Center                                   1997)

                     REGION 4:  LOIS M. DEBERRY SPECIAL NEEDS FACILITY

         THEREFORE, the State desires to contract with a vendor(s) who are capable of providing quality mental health care in a cost effective manner. The State wishes to reduce the number of contracts so as to improve the continuity of service delivery throughout the correctional system. The State intends to award an at-risk capitated rate contract for the services outlined in the Scope of Services (Section A) below.

         WITNESSETH, in consideration of the mutual promises herein contained, the parties have agreed and do hereby enter into this Contract according to the provisions set out herein:

         A.      SCOPE OF SERVICES:

                 1.       GENERAL

                          A.      All mental health services provided under
                                  this contract shall be in conformance with
                                  ALL TDOC policies as they may be amended from time to time. (Only TDOC Mental Health
                                  Policies are attached for the
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                                                             RFS No.: 329.00-011


                                  convenience of the proposer.) Other TDOC
                                  Policies may be reviewed through a
                                  coordinated effort with the Department's
                                  Central Office.

                                  1)       Said policies are available for
                                           review in the historical data and
                                           statistics section of this document.

                                  2)       The TDOC shall be responsible for
                                           notifying the Contractor in writing
                                           of any policy changes that will
                                           impact the Contractor.

                                  3)       At the institutional level, the
                                           Contractor('s) clinicians shall
                                           administratively respond to the TDOC
                                           Warden or Warden's Designee.
                                           Clinical matters are the sole
                                           responsibility of the licensed
                                           psychiatrist/psychologist.  The
                                           State's Director of Mental Health
                                           shall assist in the statewide
                                           coordination of services, monitoring
                                           and continuous developmental aspects
                                           of the terms outlined in this
                                           contract.

                          B. The Contractor's service system shall provide a uniform and consistent continuum of quality mental health service delivery statewide.
                                  The Contractor shall work in concert with existing TDOC mental and medical professionals, and other contract entities, if applicable, in providing mental health care.

                          C.      The Contractor shall measure various
                                  clinical/programmatic mental health outcomes. At a minimum, the State shall require the Contractor to evaluate response to prescribed psychiatric medications, improvement in mental health status, patient functioning/sense of well-being, etc. The State in a cooperative effort shall assist in the development of additional outcome measures. The Contractor shall abide by the following milestone schedule for the development, standardization, and reporting requirements of the outcome measures.

                                  Within 90 days from Contract Execution: The
                                  Contractor shall propose in writing to the Director of Mental Health Services draft standardized outcome measures to be utilized regionally/state wide.

                                  Within 120 days from Contract Execution: The
                                  Contractor shall have revised and developed, in consultation with the Director of Mental Health Services, functional outcome measurement instruments that can be used regionally/state wide. The instruments will be applied and data gathered in such a manner as to allow the collection of both time-series and cross-sectional data. The instruments may vary based upon the treatment objectives and geographical location,(i.e. DeBerry Special Needs Facility) but the instrument must be universal enough to report meaningful information to both the Director of Mental Health Services and the Director of Contracts Administration.

                                  Failure to meet these milestones will be considered an incident of noncompliance for each week they are not performed. The mechanism outlined in E.15. "Special Terms and Conditions" may be applied in the event the milestones are not met (See Attachment
                                  A).





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                                                             RFS No.: 329.00-011


                          D. The Contractor shall adhere to the specific performance measures outlined in Attachment
                                  A. The State shall reserve the right to
                                  expand upon the performance measures denoted in Attachment A. The State's Director of Mental Health Services may solicit the expertise of the Contractor in the development of any new performance measure(s). The State shall commence the assessment of damages as it relates to performance measures 60 days from the date of contract execution.

                                  The Contractor shall report to the Director of Mental Health Services and the Director of Contracts Administration the results of any approved and functional performance/outcome measures. The information will be provided in both electronic and paper formats. The utilized for service delivery comparisons such as, but not limited to, effectiveness of service delivery. During the developmental stage, a distinction will be made as to whether the performance measure is determining the outcome of a specific program intervention or the performance expectation of the contractor.

                          E. Upon approved written consent, conduct or participate in the development of research studies in conjunction with state and/or any other professional entity deemed appropriate by the TDOC.

                          F.      The contract providers will actively
                                  participate, when applicable, with the
                                  State's Quality Assurance/Improvement program as it relates to mental health service delivery.

                          G. When applicable, the appropriately licensed clinician will provide clinical supervision to psychological internship or practicum students.

                          H. The TDOC shall, when applicable, provide specialized training for sexual offender treatment programs. The contractor shall follow the program philosophy and design standards as presented by the TDOC.

                          I. The Contractor shall provide technical assistance to the TDOC Director of Mental Health Services in developing a standard anger management/violent offender treatment program that is to be implemented at selected TDOC sites. Implementation date and treatment sites to be determined.

                          J. The Contractor shall designate an individual with the overall responsibility for this contract. This person shall be available to consult and coordinate service delivery with the State's Director of Mental Health and/or other designated state officials.

                          K. When required, the Contractor shall enter specific service delivery information into the Tennessee Offender Management Information System (TOMIS). Training and access to equipment shall be provided by the TDOC.

                          L. The Contractor shall insure adequate backup coverage to address the clinical service needs of any TDOC facility.





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                                                             RFS No.: 329.00-011

                 2.       PSYCHIATRIC SERVICES

                          A. Psychiatric services shall be provided by licensed physicians who are board eligible or board certified in psychiatry. Standards of practice shall be according to those of the community and in compliance with state and federal laws.

                          B. Evaluate and diagnose in accordance with the current DSM criteria those inmates referred by the Mental Health Treatment Team or other health care staff.

                          C. Complete psychiatric evaluations/assessments as necessary and provide an individual treatment plan specific for those patients requiring psychiatric intervention to include medication.

                          D. Patients shall have a documented physical assessment prior to the prescribing of a psychotropic medication.

                          E. Provide that all medications shall be reviewed, and orders renewed if necessary, at least every thirty days as specified by policy.

                          F. Patients receiving psychiatric medications shall receive a direct assessment from a psychiatrist prior to ninety (90) days elapsing.

                          G. Prescribe only those medications approved in the TDOC's formulary, unless otherwise approved as TDOC procedure dictates.

                          H. Provide consultation to mental health service staff and administrative staff and participate in the treatment team reviews when clinically necessary.

                          I. Provide accessibility for twenty-four (24) hours per day, seven (7) days per week per calendar year emergency consultation with the mental health and health care staff. Such availability may be by telephone unless circumstances necessitate on-site delivery.

                          J. Provide a direct assessment to a patient within 72 hours from the time a telephone order was given for cases involving restrictive therapeutic dispositions.

                          K.      Provide clinical
                                  recommendations/consultations and
                                  coordination of patient referrals to other specialized TDOC programs, or designated contract hospitals. The contractor(s) must secure appropriate privileges at the designated hospital to provide services if required. Said services may be provided in a written format and/or visual presentation, role play, teleconferencing medium, etc.

                          L. Provide an appropriate level of psychiatric monitoring of patients requiring psychotropic medication intervention.

                          M. When applicable, provide or assist in the provision of a mental health education program to other institutional staff that shall include, but not be limited to, the following:





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                                                             RFS No.: 329.00-011



                                  (1)      Early detection of potential mental
                                           health problems, i.e., signs and
                                           symptoms of mental illness,
                                           retardation, and chemical
                                           dependency.

                                  (2)      Crisis intervention/suicide
                                           precaution programs.

                                  (3)      Said services may be provided in a
                                           written format, audio/visual
                                           presentation, role play,
                                           teleconferencing medium, etc.

                 3.       PSYCHOLOGICAL SERVICES

                          A. The delivery of doctoral level psychological services shall be provided by psychologists with health service provider designation who are licensed by the State of Tennessee or who have legal reciprocity to practice in the state of Tennessee. Standards of practice shall be according to those of the community and with State and Federal laws.

                          B. Evaluate and diagnose in accordance with the current DSM criteria those inmates referred by the Mental Health Treatment Team or other health care staff.

                          C.      Complete psychological
                                  evaluations/assessments as necessary and provide an individual treatment plan specific for those patients requiring psychological intervention(s).

                          D. When clinically/programmatically deemed appropriate, provide individual and/or group therapy/consultation.

                          E. Participate in the treatment team reviews when necessary.

                          F. Be responsible for twenty-four (24) hours per day, seven (7) days per week per calendar year emergency consultation with the health care or other mental health staff. Such availability may be by telephone unless circumstances necessitate on-site delivery.

                          G.      Provide clinical recommendations and
                                  coordination of referrals of patients to DeBerry Special Needs Facility or other specialized TDOC treatment units.

                          H.      Provide clinical supervision and/or
                                  consultation to institutional psychological examiner(s), mental health program specialist(s), alcohol and drug counselors, and health care staff.

                          I. The Contractor shall provide or assist in the provision of mental health education programs to other institutional staff that shall include but not be limited to the following:

                                  (1)      Early detection of potential mental
                                           health problems, i.e., signs and
                                           symptoms of mental illness,
                                           retardation, and chemical
                                           dependency.

                                  (2)      Crisis intervention/suicide
                                           precaution programs.





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                                                            RFS No.: 329.00-011


                                  (3)      Provide consultation supervisory
                                           services to mental health staff
                                           involved in special programs.  Said
                                           services may be provided in a
                                           written format and/or visual
                                           presentation, role play,
                                           teleconferencing medium, etc.

                          J.      Complete the initial thirty (30) and ninety
                                  (90) day mental health assessments on
                                  specially segregated inmates as policy
                                  dictates. Review findings documented by other licensed professionals.

                          K. Provide psychological evaluations upon the request of the Board of Paroles.

                          L. Provide psychological evaluations to all newly hired correctional officer/probation officers with the Tennessee Department of Corrections. Said evaluations shall be,

                                  1)       Centrally provided at the Tennessee
                                           Correctional Academy located in
                                           Tullahoma, Tennessee.  The TDOC may,
                                           in the future decentralize the
                                           evaluation process.

                                  2)       The test battery shall minimally
                                           consist of the MMPI II, but may
                                           include the IPI and a stress
                                           management inventory.  Equivalent
                                           assessment measures/inventories may
                                           be utilized as clinically deemed
                                           appropriate.

                                  3)       The Contractor may utilize
                                           psychological examiners who are
                                           licensed in the State of Tennessee
                                           to assist in providing psychological
                                           evaluations to all newly hired
                                           correctional officers/probation
                                           officers employed with the Tennessee
                                           Department of Correction.  Standards
                                           of practice shall be in accordance
                                           to those of the community and with
                                           state and federal laws.

         B.      PAYMENT TERMS AND CONDITIONS:

                 1. The Contractor shall be compensated based upon the capitated rates as follows:

                          Capitated Annual Rate

                                  July 1997 - December 1997                  $129.94
                                  January 1998 - December 1998               $133.19
                                  January 1999 - December 1999               $136.52
                                  January 2000 - December 2000*              $139.93
                                  January 2001 - December 2001*              $143.43

                          *  Option Years

                          Each month, the State will provide information to the Contractor regarding inmate population. The Contractor will use TDOC's information to prepare its monthly invoice to the State.





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                                                             RFS No.: 329.00-011


                 2. The Capitated Rate in Paragraph 1 of this Section, shall constitute the entire compensation due the Contractor for the Service and all of the Contractor's obligations hereunder regardless of the difficulty, materials or equipment required. The Capitated Rate include, but are not limited to, all applicable taxes, fees, overheads, profit and all other direct and indirect costs incurred or to be incurred, by the Contractor. The cost of medications issued from Central Pharmacy will be deducted from the Capitated Rate Payment.

                 3. The Capitated Rates in Paragraph 1 of this Section are firm for the duration of the Contract and are not subject to escalation for any reason, unless amended. In the event of changes in the anticipated scope of services, governmental regulations or other circumstances, the State or the Contractor may submit a written request for amendment. If, within thirty
                          (30) days thereafter the parties are unable in good faith to negotiate satisfactory modifications, the party submitting the request may terminate this Contract by giving sixty (60) days notice.

                 4. The Contractor shall submit all invoices, in a form acceptable to the State with all of the necessary supporting documentation, prior to any reimbursement of allowable costs.

                 5. The Payment of an invoice by the State shall not prejudice the State's right to object to or question any invoice or matter in relation thereto. Such payment by the State shall neither be construed as acceptance of any part of the work or service provided nor as an approval of any of the costs invoiced therein. Contractor's invoice shall be subject to reduction for amounts included in any invoice or payment theretofore made which are determined by the State, on the basis of audits conducted in accordance with the terms of this contract, not to constitute allowable costs. Any payment shall be reduced for over-payments, or increased for under-payments on subsequent invoices.

                 6. The State reserves the right to deduct from amounts which are or shall become due and payable to the Contractor under this or any contract between the parties any amounts which are or shall become due and payable to the State by the Contractor.

                 7. In no event shall the maximum liability to the State under this contract exceed SEVEN MILLION FOUR HUNDRED SEVENTY-THREE THOUSAND THREE HUNDRED FOUR DOLLARS ($7,473,304.00).

                 8. The Contractor shall complete and sign an "Authorization Agreement for Automatic Deposits (ACH Credits) Form". This form shall be provided to the Contractor by the State. Once this form has been completed and submitted to the State by the Contractor, all payments to the Contractor, under this or any other contract the Contractor has with the State, shall be made through the State's Automated Clearing House wire transfer system. The Contractor shall not commence work or invoice the State for services until he has completed this form and submitted it to the State. The debit entries to correct errors authorized by the "Authorization Agreement for Automatic Deposits Form" shall be limited to those errors detected prior to the effective date of the credit entry. The remittance advice shall note that a correcting entry was made. All corrections shall be made within two banking days of the effective date of the original transaction. All other errors detected at a later date shall take the form of a





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                                                             RFS No.: 329.00-011


                          refund, or in some instances, a credit memo if additional payments are to be made




         C.      TERM:

                 This Contract shall be effective for a period of 36 months, commencing on July 1, 1997 and ending on June 30, 2000. The State shall have no obligation for services rendered by the Contractor which are not performed within the specified period. The State shall have the option to renew the contract for two additional one (1) year periods.

         D.      STANDARD TERMS AND CONDITIONS:

                 1. The State is not bound by this Contract until it is executed by the appropriate parties and is approved by the appropriate State officials as indicated on the signature page of this Contract.

                 2. This Contract may be modified only by a written amendment which has been executed and approved by the appropriate state officials as indicated on the signature page of this Contract.

                 3. The State may terminate this Contract by giving the Contractor at least sixty (60) calendar days written notice before the effective termination date. The Contractor shall be entitled to receive equitable compensation for satisfactory authorized services completed as of termination date. Said termination shall not be deemed a breach of contract.

                 4. If the Contractor fails to properly perform its obligations under this Contract or violates any terms of this Contract, the State shall have the right to immediately terminate the Contract and withhold payments in excess of fair compensation for completed services. The Contractor shall not be relieved of liability to the State for damages sustained by the virtue of any breach of this Contract by the Contractor.

                 5. The Contractor shall not assign this Contract or enter into a subcontract for any of the services performed under this Contract without obtaining the prior written approval of the State. If such subcontracts are approved by the State, they shall contain, at a minimum, Paragraphs D.6 and D.8 of this Contract.

                 6. The Contractor warrants that no part of the total Contract amount shall be paid directly or indirectly to any employee or official of the State of Tennessee as wages, compensation, or gifts in exchange for acting as officer, agent, employee, subcontractor, or consultant to the Contractor in connection with any work contemplated or performed relative to this Contract.

                 7. The Contractor shall maintain documentation for all charges against the State under this Contract. The books, records, and documents of the Contractor, insofar as they relate to work performed or money received under this Contract, shall be maintained for a period of three (3) full years from the date of the final payment, and shall be subject to audit, at any reasonable time and upon reasonable notice, by the State agency or the Comptroller of the Treasury, or





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                                                             RFS No.: 329.00-011


                          their duly appointed representatives. The Financial Statements shall be prepared in accordance with generally accepted accounting principles.

                 8. No person on the ground of handicap or disability, age, race, color, religion, sex, national origin, or any other classification protected by Federal and/or Tennessee State constitutional and/or statutory law shall be excluded from participation in, or be denied benefits of, or be otherwise subjected to discrimination in the performance under this Contract, or in the employment practices of the Contractor. The Contractor shall, upon request show proof of such non-discrimination, and shall post in conspicuous places, available to all employees, applicants, visitors and offenders notices of non-discrimination.

                 9. The Contractor, being an independent Contractor, agrees to carry adequate public liability and other appropriate forms of insurance. The Contractor shall show proof of such insurance coverage.

                 10. The Contractor agrees to pay all taxes incurred in the performance of this Contract.

                 11. The State shall have no liability except as specifically provided in the Contract.

                 12. The Contractor shall comply with all applicable Federal and State laws and regulations in the performance of this Contract.

                 13. This Contract shall be governed by laws of the State of Tennessee.

         E.      SPECIAL TERMS AND CONDITIONS:

                 1. Should any of these special terms and conditions conflict with any other terms and conditions of this Contract, these special terms and conditions shall control.

                 2. Where a term in the Contract differs from the RFP and/or the proposal, the Contract shall rule. Where a term in the RFP differs from the proposal, the RFP shall rule.

                 3. The Contractor shall maintain confidentiality of all records in acceptance with state and federal law; and TDOC policy.

                 4. This Contract and any extension of the terms of this Contract are subject to appropriation and availability of State and/or Federal funds. In the event that the funds are not appropriated or are otherwise unavailable, the State reserves the right to terminate this Contract upon written notice to the Contractor. Upon receipt of the written notice, the Contractor shall cease all work associated with the Contract. Should such an event occur, the Contractor shall be entitled to compensation for all authorized services satisfactorily completed as of the termination date.

                 5. Upon expiration or early termination of this Contract, the Contractor agrees to cooperate with any treatment successor to effect an orderly and therapeutically efficient transition for those patients actively receiving care.

                 6. The Contractor agrees to indemnify and hold harmless the State as well as its officers, agents and employees from all claims, losses or suits accruing or





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                                                             RFS No.: 329.00-011


                          resulting to any person, firm, corporation or other entity which may be injured or damaged as a result of acts or omissions of the Contractor relating to this Contract. The State shall give the Contractor written notice of each such claim or suit and full right and opportunity to conduct the Contractor's own defense.

                 7. The sovereign immunity of the State shall not apply to the Contractor nor any subcontractor, agent, employee, or insurer of the Contractor. Neither Contractor nor any subcontractor, agent, employee, or insurer of the Contractor may plead the defense of sovereign immunity in any action arising out of the performance or failure to perform any responsibility or duty under this Contract.

                 8. The Contractor shall be responsible for the correct use, maintenance and protection of all equipment furnished by the State under this Contract. Upon termination of this Contract, all equipment furnished shall be returned to the State in good order and condition as when received, reasonable use and wear thereof excepted. Should the equipment be destroyed, lost or stolen, the Contractor shall be responsible to the State for the residual value of the equipment at the time of loss.

                 9. The Contractor shall document mental health services provided utilizing an approved TDOC format. The Contractor in concert with TDOC institutional staff shall enter service codes into the Tennessee Offender Management Information System (TOMIS). This automated process shall serve as a data collection mechanism for each contract provider.

                 10. The Contractor shall submit to the institutional Warden or Warden's designee a hard copy of their TDOC Services Provided Encounter Log as supporting documentation.

                 11. If requested by the State, the Contractor must agree to random background checks which shall include fingerprinting by the State's internal affairs department. If requested by the State, the Contractor must submit copies of drivers licenses and/or social security cards to be on file with the State. If background checks are requested, such checks shall be at the expense of the Contractor. Results of such checks shall be provided to the State.

                 12. The Contractor shall at all times honor the security of the TDOC Tennessee Offender Management Information System (TOMIS) information and shall not misuse, abuse, alter, or attempt to alter the information contained within TOMIS, except as pertains to the use and data entry requirements necessary to fulfill the Contractors obligations under the terms of this Contract.

                 13. The Contractor shall be duly licensed to conduct business within the State of Tennessee.

                 14. The Contractor shall establish a performance bond in the amount of $100,000.00 for regional contracts or $400,000.00 for a statewide contract. Said performance bond shall be in the form of a bond issued by an insurance company or other reputable bonding agent that is acceptable to the State. The following shall be the contractual terms controlling this performance bond.

                          a. Said performance bond shall be in force for the duration of the Contract.





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                                                             RFS No.: 329.00-011


                          b. Should the State terminate this Contract under Section D.3., the Contractor shall continue to fully provide the services required under this Contract during the sixty
                                  (60) day termination period as provided by Section D.6. of this Contract in its entirety.

                          c. Should the Contractor fail to provide these services during the sixty (60) day termination period, then the State shall be entitled to recover actual damages against the performance bond.

                 15. The State's Director of Mental Health and Director of Contracts Administration shall review mental health performance/outcome measures to determine compliance, effectiveness and quality of service delivery. If services designated to the Contractor are deemed non-compliant, the State's Directors shall submit to the Contractor a written warning citing the specific non-compliant issue(s). If upon reinspection the non-compliant item(s) remain deficient, a stipulated liquidated damages value shall be assessed per non-compliant item(s) for the reporting period identified (See Attachment A). The contractor's payment shall be reduced by the amount of accumulated liquidated damages within thirty (30) days from the point of receiving the second written notice.

                 16. Prior to the end of the first contract year, the Contractor shall submit for TDOC approval a mental health service delivery recommendation plan. The plan shall be prepared with the assistance of the State's Director of Mental Health. The plan should include a method for determining the types and levels of service needs; a method for determining resource needs; alternative service technology; etc. Upon approval of the plan, the state then reserves the right to renegotiate the Contract provisions with the existing Contractor.

                 17. The parties agree that due to the complicated nature of the Contractor's obligations under this Contract, it would be difficult to specifically designate a monetary amount for a breach by Contractor designated in Attachment A as said amounts are likely to be uncertain and not easily proven. Contractor hereby represents and convenants that it has carefully reviewed the liquidated damages contained in Attachment A and agree that said amounts are the liquidated damages resulting from agreement between the parties, represent a reasonable relationship between the amount and what might reasonably be expected in the event of breach, and are a reasonable estimate of the damages that would occur from a breach.

                 18. It is hereby agreed between the parties that the liquidated damages represent solely the damages and injuries sustained by the State in losing the benefit of the bargain with Contractor and do not include any injury or damage sustained by a third party and Contractor agrees that the liquidated damage amount is in addition to any amounts the Contractor may owe the State pursuant to the indemnity provision contained in Section E(6) or otherwise.

                 19. The State may continue to withhold the liquidated damages or a portion thereof until the Contractor cures the breach or the State terminates the Contract.

                 20. The State is not obligated to assess liquidated damages before availing itself of any other remedy.

                                                             RFS No.: 329.00-011


                 21. The State agrees to provide Contractor thirty (30) days notice to cure in the event Contractor fails to properly perform its obligations under this Contract or violates any terms of this Contract.

                 22. The State may choose to discontinue liquidated damages and avail itself of any other remedy available under this Contractor or at law or equity; provided, however, Contractor shall receive a credit for said liquidated damages previously withheld.

                 23. The Contractor shall not publish any outcomes based on data obtained from the operation of this Contract without prior written consent of the TDOC.

                 24. The Contractor shall be responsible for the costs of all medications prescribed by the Contractor's providers and said costs shall be a part of the capitated rate. The TDOC will forward to the Contractor a monthly statement itemizing the drugs prescribed by the Contractor's providers and detailing the direct deductions made from the Contractor's payments. The Contractor's providers shall utilize the TDOC formulary for the purpose of prescribing medications. The TDOC central pharmacy shall be responsible for packaging and distribution of psychopharmacological prescriptions. Provided that, with the consent of TDOC, Contractor, at its own cost, may utilize other reasonable alternatives for purchasing, packaging and distribution of psychopharmacological prescriptions, provided that the TDOC pharmacy first shall be given the opportunity to match any alternative proposal for the purchase, packaging and distribution of psychopharmacological prescriptions which Contractor is considering.

                 25. TDOC may delegate or authorize other parties in writing to perform any of the services or functions specified in this contract as being the responsibility of TDOC. TDOC may, upon written notice to the contractor, delegate or authorize the services of functions to be performed by another party.

                 26. The State may require the Contractor to modify staffing provisions if, upon review, the provisions of services are deemed unacceptable in meeting the clinical or program needs at any given TDOC facility.

                 27. The Contract shall be governed by the laws of the State of Tennessee. Any legal proceedings against the State regarding this Contract shall be brought in the State of Tennessee administrative or judicial forum. Request shall be in Davidson County, Tennessee.

                                                             RFS No.: 329.00-011


MHM SERVICES, INC.

BY:

/s/ MIKE PINKERT
------------------------------------------------           ---------------------
MIKE PINKERT, PRESIDENT                                             DATE
      FED I.D. NO. 521223048
                   ---------------------------------


STATE OF TENNESSEE
DEPARTMENT OF CORRECTION

BY:
         /s/ DONAL CAMPBELL                                        7/2/97
         ----------------------------------------          ---------------------
         DONAL CAMPBELL, COMMISSIONER                               DATE

APPROVED:
TENNESSEE DEPARTMENT OF FINANCE AND ADMINISTRATION

BY:

         /s/ JOHN D. FERGUSON                                   JUL 11 1997
         ----------------------------------------          ---------------------
         JOHN D. FERGUSON, COMMISSIONER                             DATE

APPROVED:
COMPTROLLER OF THE TREASURY

BY:
         /s/ WILLIAM R. SNODGRASS                                   7-15-97
         ----------------------------------------           --------------------
         WILLIAM R. SNODGRASS, COMPTROLLER                          DATE

                             PERFORMANCE MEASURES

                                 ATTACHMENT A

--------------------------------------------------------------------------------------------------------------------------
DEFICIENCY                                    DEFINITION                                         LIQUIDATED
                                                                                                   DAMAGES
I                                 A performance standard which, if not met, is              $200 will be assessed
                                  likely to be physically or psychologically                for each Type I
                                  distressing to the patient.  There will be a              deficiency found at
                                  disruption in the quality of care and policy              the time of reporting.
                                  adherence.

II                                A performance standard which, if not met, has             $75.00 will be assessed
                                  the potential to adversely impact the care of a           for each Type II
                                  given patient and/or adversely impact                     deficiency found at
                                  administrative/clinical practice.                         the time of reporting.

III                               A performance standard which, if not met,                 $50.00 will be assessed
                                  prevents the state from monitoring the                    for each Type III
                                  contractor's performance and/or may                       deficiency found at
                                  adversely impact continuity of care.                      the time of reporting.
--------------------------------------------------------------------------------------------------------------------------


NOTE: A written warning will be submitted to the contractor denoting a particular deficiency prior to assessing any damages. A second deficiency in the same area will warrant assessment of damages.

                        PROVIDER PERFORMANCE MEASURES

 SERVICE          DESIRED               PERFORMANCE                                       REPORTING
 AREA             OUTCOME               MEASURE                  STANDARD                 REQUIREMENT

 Administrative   Treatment providers   Providers acknowledge    A1 100% of the service   Able to initiate the
      A1          have satisfactory     understanding of their   providers are capable    performance
                  working               responsibilities         of recognizing and       measurements
                  relationship with     related to performance   implementing required    process.
                  facility staff and    measures.                services.
                  are familiar with
                  TDOC policy and
                  procedures.

 Administrative                         Provider and TDOC        A2 75% of surveyed       Reported by type of
      A2                                staff satisfaction       TDOC sites rated their   provider utilizing a
                                        reporting rate           experience with          satisfaction scaled
                                                                 contract personnel to    score, i.e., Likert
                                                                 be fair to good.  90%    Scale.
                                                                 rated it as good or
                                                                 excellent.

 Administrative                         Providers report type    A3 100% of service       When applicable,
      A3                                of service(s)            providers accurately     services reported
                                        provided.                fill out service logs    daily by provider
                                                                 and enter data.          utilizing TOMIS.
                                                                                          (TDOC staff may
                                                                                          provide assistance.)

 Administrative   Clinical/administra-  Telephone non-response   A4 80% of providers      Response time for
      A4          tive staff obtain     or significant delay.    respond to               for non-emergency
                  access to provider.                            non-emergency            inquiries.
                                                                 inquiries within 24
                                                                 hours.

                                                                 A4.1 95% of              Response time for
                                                                 psychiatrists respond    emergency inquiries
                                                                 to emergency inquiries   in minutes.
                                                                 within 15 minutes.

 SERVICE          REPORTING         DEFICIENCY
 AREA             FREQUENCY         TYPE

 Administrative   60 days           III
      A1          After contract
                  initiation.







 Administrative   Annually          III
      A2






 Administrative   Weekly            III
      A3          (state
                  generated
                  report)



 Administrative   Quarterly         III
      A4




                  Quarterly         I



                        PROVIDER PERFORMANCE MEASURES

 SERVICE          DESIRED                 PERFORMANCE                                           REPORTING
 AREA             OUTCOME                 MEASURE                     STANDARD                  REQUIREMENT
 Clinical         Emergency psychiatric   On-site review of           C1 100% of the            Number of documented
      C1          cases reviewed within   emergency intervention(s)   psychiatrists providing   days to respond. (Phone
                  reasonable period of    that requires phone         emergency phone           dated and signed by
                  time following phone    consult.                    consultation will see     psychiatrist.
                  consultation and                                    patient(s) within a 72
                  ordering of                                         hour period from the
                  intervention.                                       time of the original
                                                                      phone order.

 Clinical         Patients are seen for   Average length of time      C2.1 100% of specialty    Number of patients and
      C2          routine and specialty   patient waits to be seen    referrals to psychiatry   number of days that
                  psychological/          from the time of referral   shall be seen within 14   elapsed beyond 14 days
                  psychiatric consults/   to face-to-face contact     day time period.          before patient was
                  treatment in a timely   with psychiatrist or                                  seen.
                  manner.                 psychologist.

                                                                      C2.2 100% of routine      Number of patients and
                                                                      referrals to              number of days that
                                                                      psychologist shall be     elapsed beyond 14 days
                                                                      seen within a 30 days     before patient was seen
                                                                      time period.

 Clinical         Patients prescribed     Frequency of face-to-face   C3 98% of the patients    A sample of patients
      C3          psychotropic            contact with psychiatrist   prescribed psychotropic   who have been
                  medications will meet   for patients prescribed     medication will have      prescribed psychotropic
                  face-to-face with a     psychotropic medications.   met directly with a       medications by
                  psychiatrist as                                     psychiatrist every 3      frequency of
                  indicated by the                                    months.                   face-to-face contact
                  treatment plan but                                                            with psychiatrist
                  not less frequently                                                           during previous 3
                  than once every 3                                                             months.
                  months.

 Clinical         Treatment plans that    Percentage of patients      C4. 98% of all patients   A sample of diagnosed
      C4          address the clinical    with a diagnosis who have   warranting a treatment    patients with treatment
                  care of a patient       a treatment plan to         plan will have been       plans shall be
                  meet the approval of    address their mental        reviewed, signed and      reviewed.
                  the psychiatrist        needs.                      dated by the
                  and/or psychologist.                                psychiatrist and/or
                                                                      psychologist.  An
                                                                      appropriate diagnosis
                                                                      will have been assigned
                                                                      to each patient.

 SERVICE          REPORTING                DEFICIENCY
 AREA             FREQUENCY                TYPE
 Clinical         Quarterly for DeBerry    I
      C1          Special Needs
                  Facility). Every four
                  months for other TDOC
                  facilities.




 Clinical         Quarterly for            II
      C2          reception centers.
                  Every four months for
                  other TDOC
                  facilities.


                  Quarterly for            II
                  reception centers.
                  Every four months for
                  other TDOC
                  facilities.

 Clinical         Annually                 II
      C3









 Clinical         Annually                 II
      C4


 Clinical         Documentation that all    In-house mental health    C5. 100% of documented    Memorandum noting
    C5            in-house mental health    policies reflect TDOC     mental health in-house    approval of each
                  policies have been        policy requirements and   policies shall meet the   in-house mental health
                  approved by the           accepted clinical         approval of the           policy.
                  psychologist and/or       practices of the          psychologist and/or
                  psychiatrist.             community.                psychiatrist through
                                                                      memorandum.

 Clinical         Annually                II
    C5


                     PATIENT/PROGRAM OUTCOME PERFORMANCE


 SERVICE            DESIRED                PERFORMANCE                                    REPORTING
 AREA               OUTCOME                MEASURE                STANDARD                REQUIREMENT
 Administrative     Implement specific     Contractor will        The contractor will     The state will be in
      A1            patient/program        develop with the       submit to the state's   a position to
                    outcome measures       assistance and         Director of Mental      implement outcome at
                    statewide/regionally   approval of the        Health several          it's discretion.
                                           state specific         patient outcome
                                           patient/program        measures.
                                           outcome measures.

 SERVICE            REPORTING                 DEFICIENCY
 AREA               FREQUENCY                 TYPE
 Administrative     120 days  after           III
      A1            contract initiation







NOTE: Additional patient/program outcome performance measures shall be developed at a later date. Not all outcome measures will be subject to liquidated damages.

                             CONTRACT SUMMARY SHEET

---------------------------------------------------------------------------------------------------------------------------
   [ ]  NEW CONTRACT            [ ] FA  [ ] GR  [ ] DP  [ ] RV                  CONTRACT NUMBER         RFS NUMBER
   [X]  AMENDMENT #1            [ ] ID  [ ] Z   [ ] DG  [ ] NC           --------------------------------------------------
                                [ ] GU  [ ] GG  [ ] DL                          FA-98-12426-01       329.00-011
---------------------------------------------------------------------------------------------------------------------------
   [ ] OTHER CONTRACTING PARTY (VENDOR):        [ ] GRANTEE:            VENDOR I.D. NUMBER

                MHM SERVICES, INC.                                        [ ]V  [X]C    521223048
---------------------------------------------------------------------------------------------------------------------------
   STATE AGENCY:   CORRECTION                                           DIVISION:  ADMINISTRATION/MENTAL HEALTH SVCS

---------------------------------------------------------------------------------------------------------------------------
   PROGRAM CONTACT:    LENNY LOCOCO                                     FISCAL CONTACT:     FRED HIX
   FLOOR(SUITE)/BLDG:  4TH FLR RACHEL JACKSON BLDG.                     FLOOR(SUITE)/BLDG:  3RD FLR RACHEL JACKSON BLDG.
   TELEPHONE:              741-2607                                     TELEPHONE:          741-2351

---------------------------------------------------------------------------------------------------------------------------
   ALLOTMENT        COST      MAJOR & MINOR                                GRANT IS ON       GRANT      SUBGRANT    CFDA
     CODE          CENTER      OBJECT CODE        FUND                        STARS           CODE        CODE     NUMBER
---------------------------------------------------------------------------------------------------------------------------
    329.01           43           083                                        [ ] YES
---------------------------------------------------------------------------------------------------------------------------

   BEGINNING DATE:    7/1/97                                            TERMINATION DATE:     6/30/00
---------------------------------------------------------------------------------------------------------------------------
ESTIMATED EXPENDITURES BY FISCAL YEAR BY FUNDING SOURCE:
---------------------------------------------------------------------------------------------------------------------------
                                                                                          TOTAL CONTRACT AMOUNT
  FY                 STATE               FEDERAL       INTERDEPARTMENTAL      OTHER       INCLUDING ALL AMENDMENTS
---------------------------------------------------------------------------------------------------------------------------
 98             $2,303,856.00                                                                 $2,303,856.00
---------------------------------------------------------------------------------------------------------------------------
 99             $2,506,155.00                                                                 $2,506,155.00
---------------------------------------------------------------------------------------------------------------------------
 00             $2,663,293.00                                                                 $2,663,293.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 TOTAL          $7,473,304.00                                                                 $7,473,304.00
===========================================================================================================================
CONTRACT SCOPE/SERVICE DESCRIPTION:
---------------------------------------------------------------------------------------------------------------------------
PROVISION OF MENTAL HEALTH SERVICES FOR THE INMATE POPULATION CONFINED WITHIN THE TN DEPT. OF CORRECTION
---------------------------------------------------------------------------------------------------------------------------
CHECK ONE FOR EACH CATEGORY:
---------------------------------------------------------------------------------------------------------------------------
         [ ] FISCAL YEAR FUNDING IS STRICTLY LIMITED.
         [ ] FUNDS MAY ROLL FORWARD TO SUBSEQUENT FISCAL YEARS WITHIN THE CONTRACT TERM.
---------------------------------------------------------------------------------------------------------------------------
                [X] VENDOR IS ALREADY SET UP IN STARS ON ACH.
                [ ] VENDOR ACH FORM IS ATTACHED.
---------------------------------------------------------------------------------------------------------------------------
                        [X] CURRENT FORM W-9 INFORMATION IS ON FILE IN ACCOUNTS.
                        [ ] A FORM W-9 IS ATTACHED.
---------------------------------------------------------------------------------------------------------------------------
APPROVED BY FISCAL OFFICER:                                   COMPLETE FOR AMENDMENTS ONLY:
---------------------------------------------------------------------------------------------------------------------------
                                                                             ORIGINAL CONTRACT          THIS AMENDMENT
                                                                           AND PRIOR AMENDMENTS
   /s/ FRED W. HIX                 11-3-97                  ---------------------------------------------------------------
  ----------------------------------------------------        TERMINATION
  SIGNATURE                        DATE                          DATE:
---------------------------------------------------------------------------------------------------------------------------
  OCA USE ONLY                                               FY/FUNDING:
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                            ---------------------------------------------------------------
                                                                TOTAL:
                                                                      -----------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------